UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
December 12, 2006
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 1-11775
TIMCO AVIATION SERVICES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	65-0665658
(State Or Other Jurisdiction Of	(IRS Employer
Incorporation Or Organization)	Identification No.)
623 Radar Road
Greensboro, North Carolina 27410
(Address Of Principal Executive Offices)
(336) 668-4410 (x3476)
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers
     Effective December 14, 2006, Kevin J. Carter has been appointed to serve as the Company’s Chief Financial Officer. Mr. Carter, who has been employed by the Company in various capacities since March 2002, has been the Company’s Senior Vice President, Finance and Treasurer since November 2005. The information required to be included in this Form 8-K under Item 5.02(c)(2)-(3) with respect to Mr. Carter is contained in the Company’s Annual Report on Form 10-K for fiscal 2005.
     Effective December 12, 2006, James H. Tate has resigned as the Company’s Executive Vice President, Chief Administrative Officer and Chief Financial Officer. There have been no disagreements between the Company and Mr. Tate with respect to matters of accounting principles or practices, or financial statement disclosure. Pursuant to an agreement entered into on December 12, 2006, Mr. Tate will perform consulting services for the Company for a period of twelve months following the effective date for aggregate compensation of $250,000 to be paid over such one-year period. He will also continue to receive certain health and life insurance benefits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TIMCO Aviation Services, Inc.

	By:	/s/ Kevin J. Carter

Kevin J. Carter Senior Vice President and CFO

Dated: December 15, 2006

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